Exhibit 10.1

                            FORM SEPARATION AGREEMENT


                                  CONFIDENTIAL


                                 March 28, 2005

Ms. Anne Bruce
[Home Address]


                  Re:      Separation from Employment

Dear Anne:

            This  letter   ("Agreement")   sets  forth  the  agreement   reached
concerning the termination of your employment with Curative Health Services, Inc., including its current and former parents, subsidiaries and affiliated entities, and their respective current and former successors, assigns, representatives, agents, attorneys, shareholders, officers, directors and employees, both individually and in their official capacities (collectively "Curative").

            1. Your employment with Curative will terminate on March 28, 2005. Curative will continue to pay your salary, less applicable withholdings and deductions, and provide you with the benefits that you are currently receiving through March 28, 2005. Curative will also provide you with a lump-sum payment, less applicable withholdings and deductions, representing the value of your accrued unused vacation, if any, through March 28, 2005. You acknowledge and agree that your employment with Curative ends for all purposes on March 28, 2005.

            2. As set forth in your Employment Agreement effective as of September 2, 2003, as amended or modified ("Employment Agreement"), in consideration for signing this Agreement and in exchange for the promises, covenants and waivers set forth herein, Curative will, provided you have not revoked this Agreement as set forth below, provide you with the following:

            (a) Within thirty (30) days of March 28, 2005, a lump sum severance payment equal to the sum of six (6) month's of your annual base salary, less applicable withholdings and deductions,

            (b) Welfare benefits (including life and health insurance benefits) of substantially similar design and cost to you as the welfare benefits available to you prior to your date of termination for a period of six (6) months commencing on March 28, 2005, or until you obtain full-time employment providing welfare benefits, whichever occurs first, and

Ms. Anne Bruce
March 28, 2005
Page 2

            (c) To the extent not otherwise required under Curative's Stock Option Plan, any unvested stock options awards which would otherwise vest and become exercisable during the twelve (12) month period commencing on March 28, 2005, shall vest and become exercisable on March 28, 2005.

            3. In consideration of the benefits described above and for other good and valuable consideration, you hereby release and forever discharge, and by this instrument release and forever discharge Curative from all debts, obligations, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, judgments, damages, expenses, claims or demands, in law or in equity, which you ever had, now have, or which may arise in the future, regarding any matter arising on or before the date of your execution of this Agreement, including but not limited to all claims (whether known or unknown) regarding your employment at or termination of employment from Curative, any contract (express or implied), any claim for equitable relief or recovery of punitive, compensatory, or other damages or monies, attorneys' fees, any tort, and all claims for alleged discrimination based upon age, race, color, sex, sexual orientation, marital status, religion, national origin, handicap, disability, or retaliation, including any claim, asserted or unasserted, which could arise under Title VII of the Civil Rights Act of 1964; the Equal Pay Act of 1963; the Age Discrimination in Employment Act of 1967 ("ADEA"); the Older Workers Benefit Protection Act of 1990; the Americans With Disabilities Act of 1990; the Civil Rights Act of 1866, 42 U.S.C. ss. 1981; the Sarbanes-Oxley Act; the Employee Retirement Income Security Act of 1974; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1991; the New York State Human Rights Law, the New York City Human Rights Law; Worker Adjustment and Retraining Notification Act of 1988; the California Family Rights Act; the California Fair Employment and Housing Act; the California Minimum Wage Law; the equal Pay Law for California; and any other federal, state or local laws, rules or regulations, whether equal employment opportunity laws, nondiscrimination statutes and regulations, or otherwise, or any right under any Curative pension, welfare, or stock plans. This Agreement may not be cited as, and does not constitute any admission by Curative of, any violation of any such law or legal obligation with respect to any aspect of your employment or termination therefrom, or of the applicability of any such law or legal obligation to the rights and obligations of the parties hereunder.

            4. You, for yourself and your heirs, legal representatives, successors-in-interest and assigns, do hereby expressly waive and relinquish all rights and benefits afforded you by Section 1542 of the Civil Code of California and do so understanding and acknowledging the significance and consequence of such specific waiver of Section 1542. Section 1542 of the Civil Code of California states as follows:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Ms. Anne Bruce
March 28, 2005
Page 3

      Thus, notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of Curative, you expressly acknowledge that this Agreement is also intended to include in its effect, without limitation, all claims which you do not know or suspect to exist at the time of execution hereof, and that this Agreement contemplates the extinguishment of any such claim or claims.

            5. You represent and agree that you have not filed any lawsuits against Curative, or filed or caused to be filed any charges or complaints against Curative with any municipal, state or federal agency charged with the enforcement of any law. Pursuant to and as a part of your release and discharge of Curative, as set forth herein, you agree, not inconsistent with EEOC
Enforcement Guidance On Non-Waivable Employee Rights Under EEOC-Enforced Statutes dated April 11, 1997, and to the fullest extent permitted by law, not to sue or file a charge, complaint, grievance or demand for arbitration against Curative in any forum or assist or otherwise participate willingly or voluntarily in any claim, arbitration, suit, action, investigation or other proceeding of any kind which relates to any matter that involves Curative, and that occurred up to and including the date of your execution of this Agreement, unless required to do so by court order, subpoena or other directive by a court, administrative agency, arbitration panel or legislative body, or unless required to enforce this Agreement. To the extent any such action may be brought by a third party, you expressly waive any claim to any form of monetary or other damages, or any other form of recovery or relief in connection with any such action.

            6. You represent and affirm that you have not reported any purported improper, unethical or illegal conduct or activities to any supervisor, manager, department head, Human Resources representative or other representative of Curative, and have no knowledge of any such improper, unethical or illegal conduct or activities.

            7. The provisions set forth in Section 5 of the Employment Agreement are incorporated herein and remain in full force and effect. Specifically, you agree to adhere to the requirements of Section 5.1 Trade Secrets and Confidential Information, Section 5.2 Transfer of Inventions, Section 5.4 Covenant Not to Compete, Section 5.5 Disclosure to Prospective Employers,
Section 5.6 Non-Solicitation and Noninterference and Section 5.7 Indirect Activity Precluded. (A copy of the Employment Agreement is annexed hereto.) You agree that in the event of a breach by you of any of the covenants set forth above, Curative has no adequate remedy at law and shall be entitled to injunctive and equitable relief, in addition to all other remedies available.

            8. You represent, warrant and acknowledge that Curative owes you no wages, commissions, bonuses, sick pay, personal leave pay, severance pay, vacation pay or other compensation or benefits or payments or form of remuneration of any kind or nature, other than that specifically provided for in this Agreement.

            9. You will not disparage or criticize Curative, or issue any communication, written or otherwise, that reflects adversely on or encourages any adverse action against Curative, except if testifying truthfully under oath pursuant to any lawful court order or subpoena or otherwise responding to or providing disclosures required by law.

Ms. Anne Bruce
March 28, 2005
Page 4

            10. You agree not to disclose the terms, contents or execution of this Agreement, the claims that have been or could have been raised against Curative, or the facts and circumstances underlying this Agreement, except in the following circumstances:

            a. You may disclose the terms of this Agreement to your immediate family, so long as such family member agrees to be bound by the confidential nature of this Agreement;

            b. You may disclose the terms of this Agreement to (i) your tax advisors so long as such tax advisors agree in writing to be bound by the confidential nature of this Agreement (ii) taxing authorities if requested by such authorities and so long as they are advised in writing of the confidential nature of this Agreement or (iii) your legal counsel; and

            c. Pursuant to the order of a court or governmental agency of competent jurisdiction, or for purposes of securing enforcement of the terms and conditions of this Agreement should that ever be necessary.

            11. Nothing in this Agreement shall prohibit or restrict you from making any disclosure of information required by law or testifying, participating or otherwise assisting in a proceeding relating to an alleged violation of the Sarbanes-Oxley Act.

            12. Upon service on you, or anyone acting on your behalf, of any subpoena, order, directive or other legal process requiring you to engage in conduct encompassed within paragraphs 10, 11 or 12 of this Agreement, you or your attorney shall immediately notify Curative of such service and of the content of any testimony or information to be provided pursuant to such subpoena, order, directive or other legal process and within two (2) business days send to the undersigned representative of Curative via overnight delivery (at Curative's expense) a copy of said documents served upon you.

            13. You agree that you will assist and cooperate with Curative in connection with the defense or prosecution of any claim or threatened claim that may be made against or by Curative, or in connection with any ongoing or future investigation or dispute or claim of any kind involving Curative, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, investigations or proceedings relate to services performed or required to be performed by you, pertinent knowledge possessed by you, or any act or omission by you. You further agree to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this paragraph.

            14. This Agreement constitutes the entire agreement between Curative and you, and supersedes and cancels all prior and contemporaneous written and oral agreements between Curative and you, including the Employment Agreement (with the sole exception of Section 5, which is incorporated in paragraph 8 of this Agreement). You affirm that, in entering into this Agreement, you are not relying upon any oral or written promise or statement made by anyone at any time on behalf of Curative.

Ms. Anne Bruce
March 28, 2005
Page 5

            15. This Agreement is binding upon you and your successors, assigns, heirs, executors, administrators and legal representatives.

            16. If any of the provisions, terms or clauses of this Agreement are declared illegal, unenforceable or ineffective in a legal forum, those provisions, terms and clauses shall be deemed severable, such that all other provisions, terms and clauses of this Agreement shall remain valid and binding upon both parties.

            17. Without detracting in any respect from any other provision of this Agreement:

            a. You, in consideration of the benefits provided to you as described in paragraphs 2 and 3 of this Agreement, agree and acknowledge that this Agreement constitutes a knowing and voluntary waiver of all rights or claims you have or may have against Curative as set forth herein, including, but not limited to, all claims of age discrimination in employment, all claims of retaliation and all claims of breach of contract; and you have no physical or mental impairment of any kind that has interfered with your ability to read and understand the meaning of this Agreement or its terms, and that you are not acting under the influence of any medication or mind-altering chemical of any type in entering into this Agreement.

            b. You understand that, by entering into this Agreement, you do not waive rights or claims that may arise after the date of your execution of this Agreement, including without limitation any rights or claims that you may have to secure enforcement of the terms and conditions of this Agreement.

            c. You agree and acknowledge that the consideration provided to you under this Agreement is in addition to anything of value to which you are already entitled.

            d. Curative hereby advises you to consult with an attorney prior to executing this Agreement.

            e. You acknowledge that you have been given a reasonable time in which to review and consider this Agreement, and to consult with an attorney regarding the terms and effect of this Agreement, and that you have freely, knowingly and voluntarily decided to accept these benefits, and that the Agreement has binding legal effect.

            18. You may revoke this Agreement within seven (7) days from the date you sign this Agreement, in which case this Agreement shall be null and void and of no force or effect on either Curative or you. Any revocation must be in writing and received by Curative by 5:00 p.m. on or before the seventh (7th) day after this you execute Agreement. Such revocation must be sent to the undersigned c/o Critical Care Systems, Inc., 61 Spit Brook Road, Suite 505, Nashua New Hampshire 03060, Attention: Paul McConnell, Chief Executive Officer, with a copy to Curative Health Services, Inc., 150 Motor Parkway, Hauppauge, New York 11788, Attention: Nancy Lanis, General Counsel.

Ms. Anne Bruce
March 28, 2005
Page 6

            19. This Agreement may not be changed or altered, except by a writing signed by Curative and you. This Agreement is entered into in the State of New York and the laws of the State of New York will apply to any dispute concerning it.

            YOU EXPRESSLY ACKNOWLEDGE, REPRESENT, AND WARRANT THAT YOU HAVE READ THIS AGREEMENT CAREFULLY; THAT YOU FULLY UNDERSTAND THE TERMS, CONDITIONS, AND SIGNIFICANCE OF THIS AGREEMENT; THAT CURATIVE HAS ADVISED YOU TO CONSULT WITH AN ATTORNEY CONCERNING THIS AGREEMENT; THAT YOU HAVE HAD A FULL OPPORTUNITY TO REVIEW THIS AGREEMENT WITH AN ATTORNEY; THAT YOU UNDERSTAND THAT THIS AGREEMENT HAS BINDING LEGAL EFFECT; AND THAT YOU HAVE EXECUTED THIS AGREEMENT FREELY, KNOWINGLY AND VOLUNTARILY.

            PLEASE  READ   CAREFULLY.   THIS   AGREEMENT  HAS  IMPORTANT   LEGAL
CONSEQUENCES.

You received this Agreement on April 15, 2005.


Date: April 18, 2005                              /s/ Anne Bruce
                                                      -----------------------
                                                      ANNE BRUCE

            On this 18th day of April 2005, before me personally came Anne Bruce, to me known to be the individual described in the foregoing instrument, who executed the foregoing instrument in my presence, and who duly acknowledged to me that she executed the same.


                                                  /s/ Sandra Ferrer
                                                      -----------------------
                                                      Notary Public

                                              CURATIVE HEALTH SERVICES, INC.


Date:                                         By: Paul McConnell
                                                  ---------------------------
                                                  Name:  Paul McConnell
                                                  Title: President and CEO